                                  SCHEDULE 1

         The Reporting Persons have engaged in the following transactions in Shares since September 13, 1999, the last day on which a transaction in the Shares by the Reporting Persons was reported on the Schedule 13D.


Transaction             Number of           Price
   Date                  Shares           Per Share*      Purchaser
-----------             ---------         ----------      ---------
9-15-99                     920             1.4375          Plan
9-17-99                   4,350             1.4806          Bisco
9-21-99                   2,000             1.5000          Bisco
9-22-99                   2,200             1.4943          Bisco
9-23-99                   2,000             1.5000          Bisco
9-24-99                   2,200             1.5000          Bisco
9-27-99                   2,000             1.5000          Bisco
9-28-99                   3,000             1.5000          Bisco
9-29-99                   2,000             1.5000          Bisco
9-30-99                   2,000             1.5000          Bisco

* Excluding commissions


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